New Age Alpha Funds Trust 485BPOS

Exhibit 99.(h)(4)

SCHEDULE A-3
to the
AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT (this “Agreement”)
between
New Age Alpha Funds Trust (the “Trust”)
and
New Age Alpha Advisors, LLC

This Agreement relates to the following series of the Trust:

Fund Name and Share Class	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
NAA Allocation Fund
Class A	1.45%	October 1, 2024	January 31, 2027
Class C	2.05%	October 1, 2024	January 31, 2027
Institutional Class	1.05%	October 1, 2024	January 31, 2027
Class P	1.30%	October 1, 2024	January 31, 2027
NAA Large Cap Value Fund
Class A	1.10%	October 1, 2024	January 31, 2027
Class C	1.85%	October 1, 2024	January 31, 2027
Institutional Class	0.85%	October 1, 2024	January 31, 2027
Class P	1.10%	October 1, 2024	January 31, 2027
NAA Large Core Fund
Class A	1.40%	October 1, 2024	January 31, 2027
Class C	2.15%	October 1, 2024	January 31, 2027
Institutional Class	1.15%	October 1, 2024	January 31, 2027
Class P	1.40%	October 1, 2024	January 31, 2027
NAA Mid Growth Fund
Class A	1.60%	October 1, 2024	January 31, 2027
Class C	2.35%	October 1, 2024	January 31, 2027
Institutional Class	1.35%	October 1, 2024	January 31, 2027
Class P	1.60%	October 1, 2024	January 31, 2027
NAA Risk Managed Real Estate Fund
Class A	1.24%	October 1, 2024	January 31, 2027
Class C	1.94%	October 1, 2024	January 31, 2027
Institutional Class	0.92%	October 1, 2024	January 31, 2027
Class P	1.25%	October 1, 2024	January 31, 2027
NAA SMid Cap Value Fund
Class A	1.15%	October 1, 2024	January 31, 2027
Class C	2.00%	October 1, 2024	January 31, 2027
Institutional Class	0.92%	October 1, 2024	January 31, 2027
Class P	1.21%	October 1, 2024	January 31, 2027
NAA World Equity Income Fund
Class A	1.17%	October 1, 2024	January 31, 2027
Class C	1.92%	October 1, 2024	January 31, 2027
Institutional Class	0.92%	October 1, 2024	January 31, 2027
Class P	1.17%	October 1, 2024	January 31, 2027

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers effective as of the Effective Date noted in the Schedule A above.

New Age Alpha Funds Trust		New Age Alpha Advisors, LLC

By:	/s/ Keith D. Kemp	By:	/s/ Armen Arus

Name:	Keith D. Kemp	Name:	Armen Arus

Title:	President	Title:	Manager

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